Exhibit 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Domus Holdings Corp. (the “Company”) on Form 10-Q for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard A. Smith, as Chief Executive Officer of the Company, and Anthony E. Hull, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002 be deemed filed by the Companies for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

/S/ RICHARD A. SMITH
RICHARD A. SMITH
CHIEF EXECUTIVE OFFICER

November 1, 2011

/S/ ANTHONY E. HULL
ANTHONY E. HULL
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

November 1, 2011